UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2022

Bellicum Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36783	20-1450200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3730 Kirby Drive, Ste. 1200, Houston, TX 77098
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 281-454-3424

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BLCM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the Company’s special meeting of stockholders held on December 5, 2022 (the “Special Meeting”), as well as the final voting results with respect to each matter:

Proposal 1. Approval of Amendment to the Amended and Restated Certificate of Incorporation

The Company’s stockholders approved the proposal to amend the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of the Company’s common stock from 80,000,000 shares to 160,000,000 shares (“Proposal 1”). The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,603,748	650,416	49,565	—

Proposal 2. Approval of the Adjournment Proposal

The Company’s stockholders approved the proposal to adjourn the special meeting of stockholders to solicit additional proxies if there were not sufficient votes in favor of Proposal 1. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,669,264	584,102	50,363	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bellicum Pharmaceuticals, Inc.

Dated: December 7, 2022	By:	/s/ Richard A. Fair
Richard A. Fair
President and Chief Executive Officer